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Exhibit 77Q3

Registrant: American Century Growth Funds, Inc.

File Number: 811-218651

Registrant CIK Number: 0001353176

The electronic format for filing FORM N-SAR does not provide adequate space for responding fully to Items 72DD, 72EE, 73A, 73B, 74U and 77V.  The complete answers are as follows:

For period ending  01/31/2008
Series Number:  1

72DD)   1. Total income dividends for which record date passed during the period
          Investor Class                  360
          Institutional Class              54

         2. Dividends for a second class of open-end company shares

         Advisor Class                     12
         R Class                            1


73.     Distributions per share for which record date passed during the period:
      1. Dividends from net investment income
          Investor Class            $0.1871
          Institutional Class       $0.2168
          2. Dividends from a second class of open-end company shares

          Advisor Class             $0.1500
          R Class                   $0.1129

72EE)   1. Total capital gains for which record date passed during the period
          Investor Class                   888
          Institutional Class              115
         2. Dividends for a second class of open-end company shares

         Advisor Class                      38
         R Class                             4


73.     Distributions per share for which record date passed during the period:
      1. Dividends from capital gains
          Investor Class            $0.4609
          Institutional Class       $0.4609
          2. Dividends from capital gains from a second class of open-end company shares

          Advisor Class             $0.4609
          R Class                   $0.4609

74U.     1. Number of shares outstanding  (000's)
         Investor Class              2,466
         Institutional Class           295

         2. Number of shares outstanding of a second class of open-end company shares (000's)

         Advisor Class                  85
         R Class                         5

77V.     1. Net asset value per share (to nearest cent)
         Investor Class             $12.97
         Institutional Class        $12.98
         2.Net asset value per share of a second class of open-end company shares (to nearest cent)

         Advisor Class              $12.97
         R Class                    $12.96


For period ending  01/31/2008
Series Number:  2

72DD)   1. Total income dividends for which record date passed during the period
          Investor Class               63
          Institutional Class          11
         2. Dividends for a second class of open-end company shares

         Advisor Class                  7
         R Class                        4


73.     Distributions per share for which record date passed during the period:
A)       1. Dividends from net investment income
          Investor Class            $0.1143
          Institutional Class       $0.1406
          2. Dividends from a second class of open-end company shares

          Advisor Class             $0.0815
          R Class                   $0.0486

72EE)   1. Total capital gains for which record date passed during the period
          Investor Class                   337
          Institutional Class               46
         2. Dividends for a second class of open-end company shares

         Advisor Class                      53
         R Class                            46


73.     Distributions per share for which record date passed during the period:
      1. Dividends from capital gains
          Investor Class            $0.6085
          Institutional Class       $0.6085
          2. Dividends from capital gains from a second class of open-end company shares

          Advisor Class             $0.6085
          R Class                   $0.6085

74U.     1. Number of shares outstanding  (000's)
         Investor Class             776
         Institutional Class          80
         2. Number of shares outstanding of a second class of open-end company shares (000's)

         Advisor Class                95
         R Class                      79


77V.     1. Net asset value per share (to nearest cent)
         Investor Class             $11.81
         Institutional Class        $11.81
         2.Net asset value per share of a second class of open-end company shares (to nearest cent)


         Advisor Class              $11.80
         R Class                    $11.80

For period ending  01/31/2008
Series Number:  3

72EE)   1. Total capital gains for which record date passed during the period
          Investor Class                    553
          Institutional Class                 -
         2. Dividends for a second class of open-end company shares

         Advisor Class                       13
         R Class                              1


73.     Distributions per share for which record date passed during the period:
      1. Dividends from capital gains
          Investor Class            $0.1716
          Institutional Class       $0.1716
          2. Dividends from capital gains from a second class of open-end company shares

          Advisor Class             $0.1716
          R Class                   $0.1716


74U.     1. Number of shares outstanding (000's)
         Investor Class                 3,248
         Institutional Class                2

         2. Number of shares outstanding of a second class of open-end company shares (000's)
         Advisor Class                     75
         R Class                           14


77V.     1. Net asset value per share (to nearest cent)
         Investor Class             $11.98
         Institutional Class        $12.00
         2.Net asset value per share of a second class of open-end company shares (to nearest cent)

         Advisor Class              $11.94
         R Class                    $11.90

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